UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 1, 2009
Horsehead Holding Corp.

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

001-33658	20-0447377

(Commission File Number)	(IRS Employer Identification No.)

4955 Steubenville Pike, Suite 405, Pittsburgh, Pennsylvania	15205

(Address of Principal Executive Offices)	(Zip Code)
(724) 774-1020

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 1, 2009, the registrant entered into a Stock Purchase Agreement, among the registrant, Vale Inco Americas Inc., a Delaware corporation (“Seller”), and Vale Inco Limited, a Canadian federal corporation (“Parent”), pursuant to which the registrant will acquire all of the issued and outstanding capital stock of The International Metals Reclamation Company Inc., a Delaware corporation (“INMETCO”), a leading recycler of metals-bearing wastes in North America.
     Under the terms of the Stock Purchase Agreement, the registrant expects to pay a purchase price equal to $34.0 million in cash, subject to certain adjustments, and assume certain financial assurance obligations associated with environmental regulatory requirements that are currently in the form of an $8.55 million letter of credit. Pursuant to the Stock Purchase Agreement, Parent has agreed to guarantee the performance of Seller’s obligations under the Stock Purchase Agreement.
     The Stock Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K to provide investors with information regarding its terms, contains representations and warranties of the parties. The Stock Purchase Agreement is not intended to provide any other factual information about the parties. The assertions embodied in those representations and warranties were made for purposes of the Stock Purchase Agreement and are subject to qualifications and limitations agreed to by the parties, including those set forth in a confidential disclosure schedule delivered in connection with the signing of the Stock Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard different from what might be viewed as material to investors or stockholders, or may have been used for purposes of allocating risk between the parties rather than establishing matters as facts. Accordingly, investors and stockholders should not rely on the representations and warranties in the Stock Purchase Agreement as characterizations of the actual state of facts about the parties.
     The foregoing description of the Stock Purchase Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Stock Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     The information provided in Item 1.01 is incorporated by reference into this Item 2.01.
Item 7.01 Regulation FD Disclosure.
     The registrant hereby furnishes the information set forth in the press release issued on December 2, 2009, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.

     The financial statements, if any, required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(b) Pro Forma Financial Information.
     The pro forma financial information, if any, required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 days after the date on which this Current Report on Form 8-K is required to be filed.
(d) Exhibits

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 1, 2009, among the registrant, Vale Inco Americas Inc. and Vale Inco Limited
99.1	Press Release dated December 2, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORSEHEAD HOLDING CORP.
Dated: December 4, 2009	/s/ Robert D. Scherich
By: Robert D. Scherich
Its: Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Purchase Agreement, dated as of December 1, 2009, among the registrant, Vale Inco Americas Inc. and Vale Inco Limited
99.1	Press Release dated December 2, 2009